[GRAPHIC OMITTED]                                                   News Release
                                                                        NYSE:NOR


Contacts:

Investors:                                         Media:

Elizabeth A. Evans                                 Roger Schrum
605-978-2929                                       605-978-2848
liz.evans@northwestern.com                         roger.schrum@northwestern.com


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             NORTHWESTERN CORPORATION REAFFIRMS 2002 PERFORMANCE AND
                       ANNUALIZED FREE CASH FLOW TARGETS;
              COMPANY SELECTS NEW INDEPENDENT ACCOUNTANTS FOR 2002;
              ANNOUNCES INVESTOR WEBCAST AT 11 A.M. (EASTERN) TODAY
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SIOUX FALLS, S.D. - May 17, 2002 - NorthWestern Corporation (NYSE:NOR) today reaffirmed that it is targeting substantial transformation in performance by the company's energy and communications businesses for 2002 resulting in earnings of $2.30 to $2.55 per diluted share from continuing operations, earnings before interest, taxes, depreciation and amortization (EBITDA) of between $335 to $355 million and annualized free cash flow of $100 million by year-end.

     NorthWestern will conduct a conference call with analysts today at 11 a.m. Eastern time to discuss the company's targeted 2002 performance and will comment on recent stock activity. The conference call will be webcast live via the NorthWestern Corporation Web site at www.northwestern.com or at www.companyboardroom.com.

     NorthWestern announced on May 1, 2002, first quarter 2002 income from continuing operations was $24.0 million or 65 cents per diluted share, before extraordinary charges and discontinued operations, compared with income from continuing operations of $13.2 million or 48 cents per diluted share in the first quarter of 2001. Revenues from continuing operations were $480.1 million, compared with $477.6 million in the same quarter in 2001.

     "Our strong first quarter performance is continuing into the second quarter as we reconfirm our previously announced 2002 earnings target of $2.30 to $2.55 per share from continuing operations," said Merle D. Lewis, NorthWestern chairman and chief executive officer. "We are on target to generate $100 million in annualized free cash flow by year-end 2002 and EBITDA of $335 to $355 million. Evidence of our strong cash generation capabilities includes our cash and marketable security increase from $100 million at year-end 2001 to $218 million at the end of first quarter 2002. We believe this strong cash flow positions us to further reduce debt and



                                     -More-
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NorthWestern Corporation Reaffirms 2002 Performance and
Annualized Free Cash Flow Targets
May 17, 2002
Page 2



increase profitability going forward. Additionally, the company retains full access to its $280 million revolving credit facility, which is undrawn."

     "Our strong energy business, along with improving results from our building communications business, provides a solid platform for improving our capability of increasing future earnings and dividends," Lewis said. NorthWestern has increased dividend for 18 consecutive years and has consistently ranked in the top tier of dividend paying companies among the Dow Jones Utility Index as a result of its policy of increasing dividends 5 to 10 percent annually. The company's 2002 annual dividend rate is currently $1.27 per share.

     According to Richard R. Hylland, NorthWestern's president and chief operating officer, NorthWestern's energy operations, which included the recently acquired energy operations of Montana Power, are leading the company's improved results in 2002. NorthWestern Energy, the company's electricity and natural gas business, showed strong performance in the first quarter with EBITDA growth to $56.5 million, up from $22.3 million in the first quarter 2001.

     "NorthWestern Energy is driving our strong performance in 2002 with our energy operations targeted to deliver in excess of $250 million in EBITDA while requiring less than $65 million in maintenance and capital expenditures," Hylland said, noting that NorthWestern Energy's reported $67 million in EBITDA in 2001, before a restructuring charge. "Our strong energy operations are on target to account for more than 70 percent of NorthWestern's operating income in 2002."

     Hylland said Expanets, NorthWestern's communications business, showed a transformation in performance in the first quarter of 2002 with EBITDA of $8.7 million, an improvement of $46.4 million from an EBITDA loss of $37.7 million in the same quarter in 2002.

     "Expanets' improved performance in 2002 is expected to come, in part, from the continuing benefits of its successful efforts to substantially lower its cost structure which has resulted in a greater than 50 percent reduction in its breakeven point as compared to last year," Hylland said. "By restructuring Expanets sales force for future growth and improved gross margins, migrating the business to a common information technology platform and eliminating costly transition expenses, Expanets expects to achieve its previously announced $135 million EBITDA increase in 2002 - reaching $80 to $87 million in EBITDA targeted for the 2002, compared to a negative EBITDA of $47.5 million in 2001."



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NorthWestern Corporation Reaffirms 2002 Performance and
Annualized Free Cash Flow Targets
May 17, 2002
Page 3



     As previously discussed in the company's first quarter analysts conference call on May 1, 2002, NorthWestern's accounts receivables rose $93 million in the first quarter primarily due to certain delays in billings experienced in connection with the implementation of the new integrated information technology platform at Expanets. The implementation delays have been addressed and NorthWestern expects its accounts receivables to be reduced to normal levels over the next several months.

     Hylland said Blue Dot, NorthWestern's energy-related heating, ventilation and air conditioning business, is seeing a solid seasonal pick up in revenue activity in the second quarter and remains on track to meet its full-year 2002 EBITDA target of $30 to $35 million. Blue Dot reported EBITDA of approximately $10 million in 2001, before a restructuring charge.

     "Blue Dot traditionally generates more than 70 percent of its EBITDA in the second and third quarters," Hylland said. "With the warmer weather, we are seeing a solid pickup in revenue as we continue to implement sales and marketing plans for improved performance."

     NorthWestern Selects Deloitte & Touche as Independent Auditors for 2002

     In light of recent events concerning Arthur Andersen, NorthWestern and its audit committee has interviewed a number of independent auditing firms for the year 2002 audit. This process has now been completed and NorthWestern's audit committee and Board of Directors have selected Deloitte & Touche as the company's independent accountants. Arthur Andersen had served as NorthWestern's independent accountants since 1932. The decision to change to Deloitte & Touche was part of the company's ongoing review by its audit committee and in no way reflects on Andersen's commitment or quality of service to NorthWestern.

     "We expect to have a smooth transition to Deloitte & Touche, one of the nation's most prestigious independent auditing firms," said Kipp Orme, NorthWestern's vice president and chief financial officer. "We had no disagreements with Andersen on matters of accounting principles. However, given their current challenges, both management and the audit committee felt it was appropriate to make the change to Deloitte & Touche."

     NorthWestern filed its consolidated Form 10-Q with the Securities and Exchange Commission on May 15, 2002, for its results which ended March 31, 2002. NorthWestern Energy LLC, formerly the Montana Power Company (MTP), which consists of the recently acquired MTP energy operations, is required to file separate financial reports with the SEC with



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NorthWestern Corporation Reaffirms 2002 Performance and
Annualized Free Cash Flow Targets
May 17, 2002
Page 4


respect to previously existing public debt of the former Montana Power Company using predecessor accounting. NorthWestern Energy LLC will file its Form 10-Q on May 20, 2002, for results ended March 31, 2002. This delayed filing has no impact on NorthWestern Corporation's already filed Form 10-Q which contains the corporation's consolidated results including NorthWestern Energy LLC beginning Feb. 1, 2002.

     The financial statements to be set forth in the Form 10-Q for NorthWestern Energy LLC are required to be presented on the predecessor accounting basis of MTP which includes the Montana Public Service Commission approved stipulation agreements reflected in January's results. These agreements include adjustments to regulatory assets and liabilities during the period of Montana Power Company's ownership. This predecessor accounting is not reflective of NorthWestern's post acquisition purchase accounting basis for these operations in its Form 10-Q filing as required under SEC and generally accepted accounting principles (GAAP) guidelines.

     NorthWestern Corporation, a FORTUNE 500 company, is a leading provider of services and solutions to more than 2 million customers across America in the energy and communications sectors. NorthWestern's partner businesses include NorthWestern Energy, a provider of electricity, natural gas and related services to customers in Montana, South Dakota and Nebraska; Expanets, the largest mid-market provider of networked communications solutions and services in the United States; and Blue Dot, a leading provider of air conditioning, heating, plumbing and related services. Further information about NorthWestern is available on the Internet at www.northwestern.com.

Forward-Looking Statements

     STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All statements contained herein, as well as statements made in press releases and oral statements that may be made by us or by officers, directors or employees acting on our behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Among the factors that could cause our actual results to differ materially are: the adverse impact of weather conditions; unscheduled generation outages; maintenance or repairs; unanticipated changes to fossil fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; developments in the federal and state regulatory environment and the terms associated with obtaining regulatory approvals; costs associated with environmental liabilities



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NorthWestern Corporation Reaffirms 2002 Performance and
Annualized Free Cash Flow Targets
May 17, 2002
Page 5


and compliance with environmental laws; the rate of growth and economic conditions in our service territories and those of our subsidiaries; the speed and degree to which competition enters the industries and markets in which our businesses operate; the timing and extent of changes in interest rates and fluctuations in energy-related commodity prices; risks associated with acquisitions, transition and integration of acquired companies, including implementation of information systems and realizing efficiencies in excess of any related restructuring charges; reduction of minority interest basis requiring us to recognize an increased share of operating losses at certain of our subsidiaries; our ability to recover transition costs; approval of our default supply contract portfolio by the MPSC; disruptions and adverse effects in the capital market due to the changing economic environment; our credit ratings with Moody's, Standard & Poor's and Fitch; changes in customer usage patterns and preferences; and changing conditions in the economy, capital markets and other factors identified from time to time in our filings with the SEC.
     Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors.

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